UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

May 26, 2006

Date of Report (Date of earliest event reported)

DJO INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	001-16757	33-0978270
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2985 Scott Street Vista, California		92081
(Address of principal executive offices)		(Zip Code)

(800) 336-5690

Registrant’s telephone number, including area code

dj Orthopedics, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 26, 2006 the Registrant’s certificate of incorporation was amended to change its corporate name from “dj Orthopedics, Inc.” to “DJO Incorporated.”  The Registrant’s ticker symbol has not changed and remains “DJO.”  The Registrant will also effect a change in the name of its operating subsidiary from “dj Orthopedics, LLC” to “DJO, LLC.”

Stockholders do not need to exchange stock certificates in connection with the corporate name change. Holders of common stock certificates that desire to exchange their certificates for certificates that have the new corporate name may do so by mailing the certificates to the Company’s transfer agent, American Stock Transfer and Trust Company. Any cost associated with the exchange will be the responsibility of the stockholders.

The Registrant effected the corporate name change by filing a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware on May 26, 2006, pursuant to which a wholly-owned subsidiary of the Registrant merged with and into the Registrant. A copy of the Certificate of Ownership and Merger is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The press release announcing the name change is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Document
2.1	Certificate of Ownership and Merger dated May 26, 2006

99.1	Press Release date May 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DJO INCORPORATED
(Registrant)

Date:	June 1, 2006	BY:	/s/ Donald M. Roberts
Donald M. Roberts
Senior Vice President, General Counsel and Secretary